UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 12, 2024
Intellicheck, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Broadhollow Road, Suite 207, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 992-1900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	IDN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On July 12, 2024, Intellicheck, Inc., a Delaware corporation (the “Company”), and Jeffrey Ishmael, the Company’s Chief Financial Officer and Chief Operating Officer, entered into a separation agreement (the “Agreement”), pursuant to which Mr. Ishmael’s last date of employment with the Company will be August 31, 2024 (the “Separation Date”). The Agreement includes provisions relating to certain transition services to be provided after the Separation Date, a general release of claims, customary confidentiality and non-disparagement provisions and provides for cash payments in the aggregate of $357,500, to be paid over a 12-month period from the Separation Date, together with reimbursement of certain medical, vision and dental benefit premiums. Mr. Ishmael’s separation of employment was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2024.

A copy of a press release, dated July 18, 2024, announcing the foregoing is attached as Exhibit 99.1 to this Form 8-K.

9.01 Exhibits

99.1	Intellicheck Announces CFO Transition

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2023	INTELLICHECK, INC.

	By:	/s/ Bryan Lewis
	Name:	Bryan Lewis
	Title:	President, Chief Executive Officer